LOAN AND SECURITY AGREEMENT

                             DATED JANUARY 3, 1997

                                    BETWEEN

                           SNAKE RIVER SUGAR COMPANY,

                                  AS BORROWER,

                                      AND

                                  VALHI, INC.,

                                   AS LENDER




                               TABLE OF CONTENTS
                                                             Page

SECTION 1  DEFINITIONS....................................................1
     1.1  Certain Defined Terms...........................................1
     1.2  Accounting Terms................................................8
     1.3  Other Definitional Provisions...................................9

SECTION 2  LOANS AND COLLATERAL...........................................9
     2.1  Loans...........................................................9
          (A)  Tranche A Loan.............................................9
          (B) Tranche B Loan..............................................9
          (C)  Notes.....................................................10
     2.2  Interest.......................................................10
          (A) Rate of Interest...........................................10
          (B)  Computation and Payment of Interest.......................10
          (C)  Interest Laws.............................................10
     2.3  Fees...........................................................11
          (A)  Closing Fee...............................................11
          (B)  Financing Fee.............................................11
          (C)  Other Fees and Expenses...................................12
     2.4  Payments and Prepayments.......................................12
          (A)  Manner and Time of Payment................................12
          (B)  Mandatory Prepayments.....................................12
               (1)  Proceeds of Asset Dispositions.......................12
               (2)  Prepayments from Excess Cash Flow....................12




          (C)  Voluntary Prepayments.....................................12
          (D)  Payments on Business Days.................................12
          (E)  Application of Prepayments................................12
     2.5  Term of this Agreement.........................................13
     2.6  Statements.....................................................13
     2.7  Grant of Security Interest.....................................13
     2.8  Taxes..........................................................13
          (A)  No Deductions.............................................13
          (B)  Changes in Tax Laws.......................................14
     2.9  Use of Proceeds and Margin Security............................14

SECTION 3  CONDITIONS TO LOANS...........................................15
     3.1  Conditions to Loans............................................15
          (A)  Closing Deliveries........................................15
          (B)  Security Interests........................................15
          (C)  Capital Contribution and Working Capital Borrowings.......15
          (D)  Representations and Warranties............................15
          (E)  Fees......................................................15
          (F)  No Default................................................15
          (G)  Performance of Agreements.................................15
          (H)  No Prohibition............................................15
          (I)  No Litigation.............................................16

SECTION 4  BORROWER'S REPRESENTATIONS AND WARRANTIES.....................16
     4.1  Organization, Powers, Capitalization...........................16
          (A)  Organization and Powers...................................16




          (B)  Capitalization............................................16
     4.2  Authorization of Borrowing, No Conflict........................16
     4.3  Financial Condition............................................17
     4.4  Indebtedness and Liabilities...................................17
     4.5  Names..........................................................17
     4.6  Locations; FEIN................................................17
     4.7  Title to Properties; Liens.....................................17
     4.8  Litigation; Adverse Facts......................................17
     4.9  Payment of Taxes...............................................18
     4.10 Performance of Agreements......................................18
     4.11 Employee Benefit Plans.........................................18
     4.12 Intellectual Property..........................................18
     4.13 Broker's Fees..................................................18
     4.14 Environmental Compliance.......................................18
     4.15 Solvency.......................................................18
     4.16 Disclosure.....................................................19
     4.17 Insurance......................................................19
     4.18 Compliance with Laws...........................................19
     4.19     Bank Accounts..............................................19
     4.20 Subsidiaries...................................................19
     4.21 Employee Matters...............................................19
     4.22 Governmental Regulation........................................20

SECTION 5  AFFIRMATIVE COVENANTS.........................................20
     5.1  Financial Statements and Other Reports.........................20
          (A)  Monthly Financials........................................20




          (B)      Year-End Financials...................................20
          (C)  Accountants' Certification and Reports....................21
          (D)  Compliance Certificate....................................21
          (E)  Management Report.........................................21
          (F)  Government Notices........................................21
          (G)  Events of Default, etc....................................22
          (H)  Trade Names...............................................22
          (I)  Locations.................................................22
          (J)  Bank Accounts.............................................22
          (K)  Litigation................................................22
          (L)  Projections...............................................22
          (M)  LLC Notices and Financials................................22
          (N)  Other Information.........................................23
     5.2  Access to Accountants..........................................23
     5.3  Inspection.....................................................23
     5.4  Collateral Records.............................................23
     5.5  Corporate Existence, Etc.......................................23
     5.6  Payment of Taxes...............................................23
     5.7  Maintenance of Properties; Insurance...........................23
     5.8  Compliance with Laws...........................................24
     5.9  Further Assurances.............................................24
     5.10 Collateral Locations...........................................24
     5.11 Bailees........................................................24
     5.12 Collection of Accounts and Payments............................24
     5.13 Refinancing....................................................25




SECTION 6  FINANCIAL COVENANTS...........................................25
     6.1  Tangible Net Worth.............................................25
     6.2  Capital Expenditure Limits.....................................25

SECTION 7.  NEGATIVE COVENANTS...........................................26
     7.1  Indebtedness and Liabilities...................................26
     7.2  Guaranties.....................................................26
     7.3  Transfers, Liens and Related Matters...........................26
          (A)  Transfers.................................................26
          (B)  Liens.....................................................27
          (C)  No Negative Pledges.......................................27
          (D)  No Restrictions on Subsidiary Distributions to Borrower...27
     7.4  Investments and Loans..........................................27
     7.5  Restricted Junior Payments.....................................27
     7.6  Restriction on Fundamental Changes.............................28
     7.7  Changes to Certain Documents...................................28
     7.8  Transactions with Affiliates and Members.......................29
     7.9  Environmental Liabilities......................................29
     7.10 Conduct of Business............................................29
     7.11 Compliance with ERISA..........................................29
     7.12 Tax Consolidations.............................................29
     7.13 Subsidiaries...................................................29
     7.14 Fiscal Year....................................................29
     7.15 Press Release; Public Offering Materials.......................29
     7.16 Bank Accounts..................................................29




SECTION 8  DEFAULT, RIGHTS AND REMEDIES..................................30
     8.1  Event of Default...............................................30
          (A)  Payment...................................................30
          (B)  Default in Other Agreements...............................30
          (C)  Breach of Certain Provisions..............................30
          (D)  Breach of Warranty........................................30
          (E)  Other Defaults Under Loan Documents.......................30
          (F)  Change in Control.........................................30
          (G)  Involuntary Bankruptcy; Appointment of Receiver, etc......30
          (H)  Voluntary Bankruptcy; Appointment of Receiver, etc........31
          (I)   Liens....................................................31
          (J)  Judgment and Attachments..................................31
          (K)  Dissolution...............................................31
          (L)  Solvency..................................................32
          (M)  Injunction................................................32
          (N)  Invalidity of Loan Documents..............................32
          (O)  Failure of Security.......................................32
          (P)  Damage, Strike, Casualty..................................32
          (Q)  Licenses and Permits......................................32
          (R)  Tax Status................................................32
     8.2  Acceleration...................................................32
     8.3  Remedies.......................................................32
     8.4  Appointment of Attorney-in-Fact................................33
     8.5  Limitation on Duty of Lender with Respect to Collateral........34
     8.6  Application of Proceeds........................................34
     8.7  License of Intellectual Property...............................34




     8.8  Waivers, Non-Exclusive Remedies................................34

SECTION 9  MISCELLANEOUS.................................................35
     9.1  Assignments and Participations.................................35
     9.2  Set Off........................................................35
     9.3  Expenses and Attorneys' Fees...................................35
     9.4  Indemnity......................................................36
     9.5  Amendments and Waivers.........................................36
     9.6  Notices........................................................36
     9.7  Survival of Warranties and Certain Agreements..................37
     9.8  Indulgence Not Waiver..........................................37
     9.9  Marshaling; Payments Set Aside.................................38
     9.10 Entire Agreement...............................................38
     9.11 Independence of Covenants......................................38
     9.12 Severability...................................................38
     9.13 Headings.......................................................38
     9.14 Appicable Law..................................................38
     9.15 Successors and Assigns.........................................39
     9.16 No Fiduciary Relationship; Limitation of Liabilities...........39
     9.17 Consent to Jurisdiction........................................39
     9.18 Waiver of Jury Trial...........................................39
     9.19 Construction...................................................40
     9.20 Counterparts; Effectiveness....................................40
     9.21 No Duty........................................................40




                   LOAN AND SECURITY AGREEMENT


     This LOAN AND SECURITY AGREEMENT is dated as of January 3, 1997 and entered into by and between SNAKE RIVER SUGAR COMPANY, an Oregon cooperative ("BORROWER"), with its principal place of business at 525 Good Avenue Nyssa, Oregon 97913, and VALHI, INC., a Delaware corporation (`LENDER'') with offices at Three Lincoln Centre, Suite 1700, 5430 LBJ Freeway, Dallas, Texas 75240. All capitalized terms used herein are defined in SECTION 1 of this Agreement.

     WHEREAS, Borrower desires that Lender extend a credit facility to provide financing for Borrower's investment in The Amalgamated Sugar Company LLC (the `LLC'') and to provide funds for other general corporate purposes; and

     WHEREAS, Borrower desires to secure its obligations under the Loan Documents by granting to Lender a security interest in and lien upon Borrower's property; and

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:




                             SECTION 1  DEFINITIONS

     1.1  CERTAIN DEFINED TERMS.  The following terms used in this Agreement
          ---------------------

shall have the following meanings:

     "ACCOUNTS" means, all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Borrower, including all accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Borrower arising or resulting from the sale of goods or the rendering of services, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin and reclamation. Notwithstanding the foregoing, `Accounts'' shall not include amounts owed to Borrower by the LLC pursuant to the memorandum of agreement attached as Exhibit D-7 to the Formation Agreement if the Borrower has cured any payment Defaults through implementation of a unit retain or otherwise.

     "AFFILIATE" means any Person (other than Lender): (A) directly or indirectly controlling, controlled by, or under common control with, Borrower;
(B) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (C) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "AGREEMENT" means this Loan and Security Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

     "ASSET DISPOSITION" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any of the following: (A) any shares of the capital stock or other equity interest of Borrower or of any Person held by the Borrower, or (B) any or all of the assets of Borrower outside the ordinary course of business.

     "BLOCKED ACCOUNTS" has the meaning assigned to that term in SUBSECTION
5.12.

     "BORROWER" means Snake River Sugar Company, an Oregon cooperative.

     "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Utah or Texas or is a day on which banking institutions located in either of such states are closed.

     "CAPITAL EXPENDITURES" means all expenditures (excluding trade-in allowances and reinvested proceeds of Asset Dispositions, but including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to, any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

     "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

     "CASH EQUIVALENTS" means: (A) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(B) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Services, or at least P-1 from Moody's Investors Service, Inc.; and (C) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

     "CHANGE IN CONTROL" means any transaction or series of transactions in which any Person (other than Lenders) is deemed to have obtained control of the




Borrower, other than members of Borrower on the Closing Date who continue to grow sugarbeets for sale to the Borrower and the LLC.

     "CLOSING CERTIFICATE" means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in form and substance acceptable to Lender.

     "CLOSING DATE" means December 31, 1996.

     "COLLATERAL" has the meaning assigned to that term in SUBSECTION 2.7.

     "COLLECTING BANKS" has the meaning assigned to that term in SUBSECTION
5.12.

     "COMPANY AGREEMENT" means the Company Agreement dated as of the date of this Agreement among the LLC, the Borrower and The Amalgamated Sugar Company, a Utah corporation.

     "COMPLIANCE CERTIFICATE" means a certificate duly executed on behalf of Borrower by the chief executive officer or chief financial officer of Borrower appropriately completed and in form and substance reasonably acceptable to Lender.

     "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.





     "DEFAULT RATE" has the meaning assigned to that term in SUBSECTION 2.2.

     "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of Borrower or any ERISA Affiliate or (B) has at any time within the preceding six (6) years been maintained for the employees of Borrower or any current or former ERISA Affiliate.

     "ENVIRONMENTAL CLAIMS" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

     "ENVIRONMENTAL LAWS" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

     "EQUIPMENT" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.




     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" means any Person who is a member of a group which is under common control with the Borrower, who together with the Borrower is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

     "EVENT OF DEFAULT" means each of the events set forth in SUBSECTION 8.1.

     "EXCESS CASH FLOW" means, for any period, the greater of (A) zero (0); or
(B) without duplication, the total of the following for Borrower, each calculated for such period: (1) cash distributions from the LLC; plus (2) net
                                                                 ----

income determined in accordance with GAAP, provided that in determining net income, Borrower's expenses for the purchase of sugarbeets shall not exceed the Beet Payment (as defined in the Company Agreement) and Borrower's other expenses shall not exceed $5,000 in any month; plus, (3) to the extent included in the
                                      ----

calculation of net income, the sum of (A) interest paid in kind, (B) amortization and depreciation expenses and (C) other non-cash charges, including amortization of fees paid in connection with consummation of the transactions contemplated by the Loan Documents and the Formation Agreement (excluding accruals for cash expenses made in the ordinary course of business); less, (4)
                                                                     ----

to the extent included in the calculation of net income, the sum of (A) the income of any Person in which Borrower has an ownership interest unless such income is received by Borrower in a cash distribution, and (B) gains or losses from Asset Dispositions; less (5) Capital Expenditures (to the extent permitted
                         ----

by SUBSECTION 6.2 of this Agreement and to the extent actually made in cash and/or due to be made in cash within such period); less (6) any principal
                                                   ----

payment on the Obligations pursuant to SUBSECTIONS 2.1(A), 2.1(B) AND 2.4(C), any interest expense paid on the Obligations pursuant to SUBSECTION 2.2(B), any fees paid in connection with the Obligations pursuant to SUBSECTION 2.3, and any other amounts paid in connection with the Obligations pursuant to SUBSECTIONS
9.3 AND 9.4; less (7) aggregate distributions in respect of income taxes, to the
             ----

extent permitted pursuant to SUBSECTION 7.5.

     "FISCAL YEAR" means each twelve month period ending on the last day of September 30 in each year.

     "FORMATION AGREEMENT" means the Formation Agreement dated as of the date of this Agreement entered into among the LLC, Borrower and The Amalgamated Sugar Company.

     "FORMATION DOCUMENTS" means the Formation Agreement, the Company Agreement, and each other agreement or document entered into in connection with the formation and operation of the LLC, including any agreements relating to the LLC Indebtedness.




     "GAAP" means U.S. generally accepted accounting principles applied on a consistent basis.

     "HAZARDOUS MATERIAL" means all or any of the following: (A) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (B) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (C) any flammable substances or explosives or any radioactive materials; and (D) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     "INDEBTEDNESS", as applied to any Person, means without duplication: (A) all indebtedness for borrowed money; (B) obligations under leases which in accordance with GAAP constitute Capital Leases; (C) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (D) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (E) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (F) any mandatorily redeemable capital stock or other equity interest.

     "INTELLECTUAL PROPERTY" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

     "INVENTORY" means all "inventory" (as defined in the UCC) now owned or hereafter acquired, wherever located including finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business including goods which are returned or repossessed. Notwithstanding the foregoing, Inventory shall not include any sugarbeets.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "LENDER" means Valhi, Inc. together with its successors and permitted assigns pursuant to SUBSECTION 9.1.





     "LENDER'S ACCOUNT" has the meaning assigned to that term in SUBSECTION 2.4(A).

     "LIABILITIES" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

     "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "LLC" means The Amalgamated Sugar Company LLC, a Delaware limited liability company.

     "LLC INDEBTEDNESS" means the LLC's Indebtedness pursuant to its working capital loan agreement with United States National Bank of Oregon and First Security Bank of Utah, N.A., as in effect on the Closing Date.

     "LOAN" or "LOANS" means the Tranche A Loan and the Tranche B Loan.

     "LOAN DOCUMENTS" means this Agreement, the Notes and all other instruments, documents and agreements executed by or on behalf of Borrower and delivered concurrently herewith or at any time hereafter to or for the benefit of Lender in connection with the Loans and other transactions contemplated by this




Agreement, all as amended, restated, supplemented or otherwise modified from time to time.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (A) the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (B) the ability of Borrower to perform its obligations under any Loan Document to which it is a party or of Lender to enforce or collect any of the Obligations.

     "NET WORTH" means, as of any date, the difference between (A) the total assets of the Borrower and (B) the sum of the total Liabilities of Borrower, minority interests in Subsidiaries, and capital stock or equity interests of the Borrower or any Subsidiary which by its terms is mandatorily redeemable by any Person, in each case as those terms are used in accordance with GAAP.

     "NOTE" means a Note evidencing the Tranche A Loan or a Note evidencing the Tranche B Loan.

     "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.




     "PERMITTED ENCUMBRANCES" means the following types of Liens: (A) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (B) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (C) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (D) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (E) Liens for purchase money obligations, provided that (I) the
                                                        --------

purchase of the asset subject to any such Lien is permitted under SUBSECTION 6.2, (II) the Indebtedness secured by any such Lien is permitted under SUBSECTION 7.1, and (III) such Lien encumbers only the asset so purchased; and
(F) Liens in favor of Lender.

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.





     "PRO FORMA" means the unaudited balance sheet of Borrower as of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the Formation Documents. The Pro Forma is annexed hereto as SCHEDULE 1.1(C).

     "PROJECTIONS" means Borrower's forecasted: (A) balance sheets; (B) profit and loss statements; (C) cash flow statements; and (D) capitalization statements, all prepared on a basis consistent with the historical financial statements of The Amalgamated Sugar Company, together with appropriate supporting details and a statement of underlying assumptions.

     "RESTRICTED JUNIOR PAYMENT" means: (A) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock, or any other equity interest of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend or distribution payable solely in shares or equity interests of such class; (B) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Indebtedness other than the Loans or any shares of any class of stock or any equity interest of Borrower or any of its Subsidiaries now or hereafter outstanding; (C) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock, or equity interests, of Borrower or any of its Subsidiaries now or hereafter outstanding; and (D) any payment by Borrower or any of its Subsidiaries of any management fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.





     "SCHEDULED INSTALLMENT" has the meaning assigned to that term in SUBSECTION 2.1(A).

     "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof. For all purposes of this Agreement, the LLC is a Subsidiary of Borrower.

     "TANGIBLE NET WORTH" means an amount equal to: (A) Borrower's Net Worth; less (B) Borrower's intangible assets (determined in conformity with GAAP)
----

including, without limitation, goodwill, trademarks, tradenames, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds; less (C) all obligations owed to Borrower or any of
                             ----

its Subsidiaries by any Affiliate of Borrower or any of its Subsidiaries; and less (D) all loans by Borrower to officers, stockholders or employees of
----

Borrower.




     "TERMINATION DATE" means the date this Agreement is terminated as specified in the manner set forth in SUBSECTION 2.5.

     "TRANCHE A LOAN" means the loan made by Lender to Borrower in the initial principal amount of $100,000,000 pursuant to SUBSECTION 2.1(A).

     "TRANCHE B LOAN" means the loan made by Lender to Borrower in the initial principal amount of $80,000,000 pursuant to SUBSECTION 2.1(B).

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Utah, as amended from time to time, and any successor statute.

     1.2  ACCOUNTING TERMS.  For purposes of this Agreement, all accounting
          ----------------

terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to SUBSECTION 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis.
 In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and Lender, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "ACCOUNTING CHANGES" means: (A) changes in accounting principles required by GAAP and implemented by Borrower; (B) changes in accounting principles recommended by Borrower's certified public accountants; and (C) changes in carrying value of Borrower's assets, liabilities or equity accounts resulting from any adjustments that, in each case, were applicable to, but not included in, the Pro Forma.

     1.3  OTHER DEFINITIONAL PROVISIONS.  References to "Sections",
          -----------------------------

"subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in SUBSECTION 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; herein and hereunder means in this Agreement or under this Agreement, except as specifically provided to the contrary; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                        SECTION 2  LOANS AND COLLATERAL

     2.1  LOANS.
          -----


          (A)  TRANCHE A LOAN.  Subject to the terms and conditions of this
               --------------

Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Lender agrees to lend to the Borrower on the Closing Date the Tranche A Loan in the initial principal amount of $100,000,000. The Tranche A Loan shall be funded in one drawing and any amount of the Tranche A Loan repaid may not be reborrowed. Borrower shall make monthly Scheduled Installments of principal and interest on the Tranche A Loan on the dates and in the amounts set forth below (or such lesser principal amount of the Tranche A Loan as shall then be outstanding). "SCHEDULED INSTALLMENT" of the Tranche A Loan means, for the last day of each month commencing with January 31, 1997, an amount equal to $1,659,601.75 (subject to adjustment upon any adjustment of the interest rate pursuant to SUBSECTION 2.2(A)(3)).




          (B) TRANCHE B LOAN.    Subject to the terms and conditions of this
              --------------

Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Lender agrees to lend to the Borrower on the Closing Date the Tranche B Loan in the initial principal amount of $80,000,000. The Tranche B Loan shall be funded in one drawing and any amount of the Tranche B Loan repaid may not be reborrowed. Borrower shall make one scheduled installment of principal of the Tranche B Loan on December 31, 2003.

          (C)  NOTES.
               -----


               (1) Borrower shall execute and deliver to Lender a Tranche A Term Note to evidence the Tranche A Loan, such Tranche A Term Note to be in the principal amount of the Tranche A Loan and substantially in the form attached hereto and Exhibit A.

               (2) Borrower shall execute and deliver to Lender a Tranche B Term Note to evidence the Tranche B Loan, such Tranche B Term Note to be in the principal amount of the Tranche B Loan and substantially in the form attached hereto as Exhibit B.

               (3) In the event of an assignment under SUBSECTION 9.1, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to the Lender's assignees.




     2.2  INTEREST
          --------


          (A) RATE OF INTEREST.
              ----------------


               (1) The outstanding principal balance of the Tranche A Loan shall bear interest at a rate per annum (meaning 360 days) equal to 9.99 percent.

               (2) Prior to January 1, 1999, the outstanding principal balance of the Tranche B Loan shall bear interest at a rate per annum (meaning 360 days) equal to 10.99 percent, and commencing January 1, 1999, the outstanding principal balance of the Tranche B Loan shall bear interest at a rate per annum (meaning 360 days) equal to 12.99 percent.

               (3) After the occurrence and during the continuance of an Event of Default, each Loan and all other Obligations shall, at Lender's option, bear interest at a rate per annum (meaning 360 days) equal to two percent (2.0%) plus the interest rate otherwise applicable to such Loan hereunder (the "DEFAULT RATE").

          (B)  COMPUTATION AND PAYMENT OF INTEREST.  Interest on the Loans and
               -----------------------------------

all other Obligations shall be computed on the daily principal balance on the basis of a 360-day year consisting of twelve 30-day months and shall be payable monthly in arrears on the last day of each month. Notwithstanding the foregoing, interest on fifty percent (50%) of the outstanding principal balance of the Tranche B Loan shall accrue and shall not be payable until December 31, 2003, and such accrued amounts shall bear interest, compounded annually, at the rates set forth in SUBSECTION 2.2(A)(2).

          (C)  INTEREST LAWS.
               -------------


      Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (A) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (B) refunded to the payor thereof, or (C) any combination of the foregoing; (4) the interest rate(s) provided for in this Agreement shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any




Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

     2.3  FEES.
          ----


          (A)  CLOSING FEE.  Borrower shall pay to Lender on the Closing Date a
               -----------

closing fee in the amount of $3,600,000. If at least $100,000,000 of the principal amount of the Loans is refinanced and prepaid in full (in addition to Scheduled Installments and mandatory prepayments) on or prior to June 30, 1997, then Lender shall refund to Borrower a portion of such closing fee equal to 2% of the refinanced amount. If at least $100,000,000 of the principal amount of the Loans is refinanced and prepaid in full (in addition to Scheduled Installments and mandatory prepayments) after June 30, 1997 but on or prior to September 30, 1997, then Lender shall refund to Borrower a portion of such closing fee equal to 1.5% of the refinanced amount. If at least $100,000,000 of the principal amount of the Loans is refinanced and prepaid in full (in addition to Scheduled Installments and mandatory prepayments) after September 30, 1997 but on or prior to December 31, 1997, then Lender shall refund to Borrower a portion of such closing fee equal to 1% of the refinanced amount. If any principal amount of the Loans is refinanced and prepaid after December 31, 1997, then no amount of such closing fee shall be refunded.

          (B)  FINANCING FEE.  Borrower shall pay to Lender a financing fee in
               -------------

the following amounts at the following dates: $1,000,000 will be due on June 30, 1997; $500,000 will be due on September 30, 1997; $500,000 will be due on
December 31, 1997; and $1,000,000 will be due on each March 31, June 30, September 30 and December 31, commencing March 31, 1998. Such financing fee shall terminate and Borrower shall have no obligation to pay any such fee (other than to the extent such financing fee has previously accrued and become due) on or after the date upon which at least $100,000,000 of the principal amount of the Loans is refinanced and prepaid in full (in addition to Scheduled Installments and mandatory prepayments).

          (C)  OTHER FEES AND EXPENSES.  Borrower shall pay to Lender, for its
               -----------------------

own account, all charges for returned items and all other bank charges incurred by Lender.

     2.4  PAYMENTS AND PREPAYMENTS.
          ------------------------


          (A)  MANNER AND TIME OF PAYMENT.  If Lender elects to bill Borrower
               --------------------------

for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided in this Agreement. All payments made by Borrower with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Lender hereunder shall, unless otherwise directed by Lender, be made in accordance with the terms and conditions of this Agreement by delivery of such payment to Lender's Account ("LENDER'S ACCOUNT"), ABA No. 071 000 039, Account No. 78-27296, at Bank of America, Illinois, Chicago, Illinois, Reference: Valhi, Inc. for the benefit of Snake River Sugar Company. Proceeds remitted to Lender's Account shall be credited to the Obligations on the Business Day on which received by Lender in Lender's Account in immediately available funds; provided, however, for the
                                                 --------  -------

purpose of calculating interest on the Obligations, such funds shall be deemed received on the first Business Day thereafter.

          (B)  MANDATORY PREPAYMENTS.
               ---------------------


               (1)  PROCEEDS OF ASSET DISPOSITIONS.  (A) Immediately upon
                    ------------------------------

receipt by Borrower of any net cash proceeds of any Asset Disposition (in one or a series of related transactions), which net cash proceeds exceed $50,000 (it being understood that if such proceeds exceed $50,000, the entire amount and not just the portion above $50,000 shall be subject to this SUBSECTION 2.4(B)(1)), Borrower shall prepay the Obligations in an amount equal to such proceeds.

               (2)  PREPAYMENTS FROM EXCESS CASH FLOW.  On or prior to the end
                    ---------------------------------

of any month in which Borrower has received any Excess Cash Flow, Borrower shall prepay the Obligations in an amount equal to 100% of Excess Cash Flow for such
month.   Concurrently with the making of any such payment, Borrower shall deliver to Lender a certificate of Borrower's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

          (C)  VOLUNTARY PREPAYMENTS.  Borrower may, at any time upon not less
               ---------------------

than ten Business Days' prior notice to Lender, prepay the Obligations. The Obligations may be prepaid or repaid in full or part without any penalty.

          (D)  PAYMENTS ON BUSINESS DAYS.  Whenever any payment to be made
               -------------------------

hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

          (E)  APPLICATION OF PREPAYMENTS.  Any prepayments pursuant to this
               --------------------------

SUBSECTION 2.4 shall be applied, FIRST, to all fees, costs and expenses incurred by Lender with respect to this Agreement, the other Loan Documents or the Collateral; SECOND, to all fees due and owing to Lender; THIRD, to accrued and unpaid interest on the Obligations; FOURTH, to the principal amounts of the Tranche A Loan, in the inverse order of maturity; FIFTH, to the principal amounts of the Tranche B Loan, and SIXTH, to any other indebtedness or obligations of Borrower owing to Lender.




     2.5  TERM OF THIS AGREEMENT.  This Agreement shall be effective until
          ----------------------

December 31, 2003 (the "TERMINATION DATE"). Upon acceleration in accordance with SECTION 8.2 or on the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations (other than continuing indemnity obligations) have been fully paid and satisfied, Lender shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrower's obligation to indemnify Lender in accordance with the terms hereof shall continue.

     2.6  STATEMENTS.  Lender shall render a monthly statement of account to
          ----------

Borrower within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrower makes written objection thereto within ten (10) days from the date such statement is mailed to Borrower. Borrower promises to pay all of its Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

     2.7  GRANT OF SECURITY INTEREST.  To secure the prompt and complete
          --------------------------

payment, performance and observance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrower hereby grants to Lender a continuing security interest, lien and mortgage in and to all right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "COLLATERAL"): (A) Accounts; (B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC), including any membership interest in the LLC and any other capital stock or other equity interests in any Person held by Borrower; (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Intellectual Property; (I) all deposit accounts of Borrower maintained with any bank or financial institution; (J) all cash and other monies and property of Borrower in the possession or under the control of Lender or any participant; (K) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (L) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

     2.8  TAXES.
          -----


          (A)  NO DEDUCTIONS.  Any and all payments or reimbursements made
               -------------

hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: (I) taxes imposed on the net income of Lender by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof, and (II) similar taxes (including, without limitation franchise taxes or gross receipts taxes) imposed in lieu of income taxes, in each case by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "TAX LIABILITIES"). If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

          (B)  CHANGES IN TAX LAWS.  In the event that, subsequent to the
               -------------------

Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

               (A) does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made under this Agreement or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender); or

               (B) does or shall impose on Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Lender of continuing any Loan made under this Agreement, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender, upon its demand, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Lender with respect to this Agreement or the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

     2.9  USE OF PROCEEDS AND MARGIN SECURITY.  Borrower shall use the proceeds
          -----------------------------------

of all Loans for proper business purposes consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower for the purpose of purchasing or carrying of margin stock within the meaning of Regulation G or Regulation U, or use the proceeds of any loan in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the




Board of Governors of the Federal Reserve System, or to violate the Exchange
Act.


                         SECTION 3  CONDITIONS TO LOANS

     3.1  CONDITIONS TO LOANS.  The obligations of Lender to make Loans on the
          -------------------

Closing Date are subject to satisfaction of all of the conditions set forth below.

          (A)  CLOSING DELIVERIES.  Lender shall have received, in form and
               ------------------

substance satisfactory to Lender, all documents, instruments and information identified on SCHEDULE 3.1(A) and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Lender may at any time reasonably request.

          (B)  SECURITY INTERESTS.  Lender shall have received satisfactory
               ------------------

evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances, including delivery of all certificates representing membership interests in the LLC.




          (C)  CAPITAL CONTRIBUTION AND WORKING CAPITAL BORROWINGS.  At least
               ---------------------------------------------------

two Business Days prior to the Closing Date, Lender shall have received satisfactory evidence of the receipt by Borrower of cash proceeds of the issuance of interests in the Borrower in an amount not less than $88,000,000. On the Closing Date, Lender shall have received satisfactory evidence of the formation of the LLC and the receipt by the LLC of the maximum amount of borrowings permitted under the LLC Indebtedness.

          (D)  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------

warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

          (E)  FEES.  Borrower shall have paid the fees payable on the Closing
               ----

Date referred to in SUBSECTION 2.3(A).

          (F)  NO DEFAULT.  No event shall have occurred and be continuing that
               ----------

would constitute an Event of Default or a Default.

          (G)  PERFORMANCE OF AGREEMENTS.  Borrower shall have performed in all
               -------------------------

material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Closing Date.




          (H)  NO PROHIBITION.  No order, judgment or decree of any court,
               --------------

arbitrator or governmental authority shall purport to enjoin or restrain Lender from making any Loans.

          (I)  NO LITIGATION.  There shall not be pending or, to the knowledge
               -------------

of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting Borrower or the LLC or any property of the Borrower or the LLC (other than as set forth in the Formation Agreement), and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration, that in each case, in the opinion of Lender, could reasonably be expected to have a Material Adverse Effect.


              SECTION 4  BORROWER'S REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement, and to make Loans, Borrower represents and warrants to Lender that the following statements are true, correct and complete:

     4.1  ORGANIZATION, POWERS, CAPITALIZATION.
          ------------------------------------




          (A)  ORGANIZATION AND POWERS.  Borrower is a cooperative corporation
               -----------------------

duly organized, validly existing and in good standing under the laws of Oregon and qualified to do business in all states where such qualification is required.
 Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

          (B)  CAPITALIZATION.  As of the Closing Date, the authorized capital
               --------------

stock of Borrower is as set forth on SCHEDULE 4.1(B). All issued and outstanding shares of capital stock of Borrower are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the Closing Date, the capital stock of Borrower is owned by the Persons and in the amounts set forth on SCHEDULE 4.1(B). As of the Closing Date, no shares of the capital stock of Borrower, other than those described above, are issued and outstanding. Except as set forth on SCHEDULE 4.1(B), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Borrower of any shares of capital stock or other securities of Borrower.

     4.2  AUTHORIZATION OF BORROWING, NO CONFLICT.  Borrower has the power and
          ---------------------------------------

authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the




Loan Documents by Borrower will have been duly authorized by all necessary action. The execution, delivery and performance by Borrower of each Loan Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by Borrower do not contravene and will not be in contravention of any applicable law, the corporate charter or bylaws of Borrower or any agreement or order by which Borrower or Borrower's property is bound. This Agreement is, and the other Loan Documents, including the Notes, when executed and delivered will be, the legally valid and binding obligations of the Borrower, each enforceable against the Borrower, as applicable, in accordance with their respective terms.

     4.3  FINANCIAL CONDITION.  All financial statements concerning Borrower and
          -------------------

the LLC which have been or will hereafter be furnished by Borrower and the LLC to Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Borrower based on the unaudited balance sheet of The Amalgamated Sugar Company dated September 30, 1996. The Projections delivered and to be delivered have been and will be prepared by Borrower in light of the past operations of the business of Borrower and the LLC, and such Projections represent and will represent the good faith estimate of Borrower and its board members concerning the most probable course of its business as of the date such Projections are prepared and delivered. The Projections have been reviewed by




Eide Helmeke PLLP and such firm has issued a review report on such Projections which has been delivered to Lender.

     4.4  INDEBTEDNESS AND LIABILITIES.  Borrower has no (A) Indebtedness except
          ----------------------------

pursuant to this Agreement and the Loan Documents; or (B) Liabilities other than as reflected on the Pro Forma or as incurred in the ordinary course of business following the date of the Pro Forma.

     4.5  NAMES.  Snake River Sugar Company is the only name, tradename,
          -----

fictitious name or business name under which Borrower currently conducts business or under which Borrower (or any predecessor in interest of Borrower) has at any time during the past five years conducted business.

     4.6  LOCATIONS; FEIN.  The Borrower's principal place of business and the
          ---------------

location of Borrower's books and records is 525 Good Avenue, Nyssa, Oregon 97913, and such location is Borrower's sole office and location for its business and the Collateral. Borrower's federal employer identification number is set forth on the signature page of this Agreement.

     4.7  TITLE TO PROPERTIES; LIENS.  Borrower has good, sufficient and legal
          --------------------------

title, subject to Permitted Encumbrances, to all of its properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens.




     4.8  LITIGATION; ADVERSE FACTS.  There are no judgments outstanding against
          -------------------------

Borrower or affecting any property of Borrower nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened, against or affecting Borrower or any property of Borrower which could reasonably be expected to result in any Material Adverse Effect. Borrower has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

     4.9  PAYMENT OF TAXES.  All material tax returns and reports of Borrower
          ----------------

required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. None of the United States income tax returns of Borrower are under audit. No tax liens have been filed and no claims (except as otherwise permitted by SUBSECTION 5.6) are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower in respect of any taxes or other governmental charges are in accordance with GAAP.

     4.10 PERFORMANCE OF AGREEMENTS.  Borrower is not in material default in the
          -------------------------

performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contractual obligation of Borrower, and, to the best of Borrower's knowledge, no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a material default.

     4.11 EMPLOYEE BENEFIT PLANS.  Borrower and each ERISA Affiliate is in
          ----------------------

compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by Borrower or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

     4.12 INTELLECTUAL PROPERTY.  As of the Closing Date, Borrower does not own,
          ---------------------

and is not licensed to use and does not otherwise have the right to use, any Intellectual Property, other than its corporate name.

     4.13 BROKER'S FEES.  No broker's or finder's fee or commission will be
          -------------

payable by Borrower with respect to the issuance and sale of the Notes or any of the transactions contemplated by this Agreement.

     4.14 ENVIRONMENTAL COMPLIANCE.  Borrower has been and is currently in
          ------------------------

compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws, the noncompliance with which could have a Material Adverse Effect. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against Borrower or relating to any real property currently or formerly owned, leased or operated by Borrower.

     4.15 SOLVENCY.  As of and from and after the date of this Agreement,
          --------

Borrower: (A) owns and will own assets the fair salable value of which are (I) greater than the total amount of its liabilities (including contingent liabilities) and (II) greater than the amount that will be required to pay probable liabilities as they mature; (B) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (C) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     4.16 DISCLOSURE.  No representation or warranty of Borrower contained in
          ----------

this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Lender by or on behalf of Borrower for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrower that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed in this Agreement or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated by this Agreement.

     4.17 INSURANCE.  Borrower maintains adequate insurance policies for public
          ---------

liability, property damage for its business and properties, product liability, and business interruption, no notice of cancellation has been received with respect to such policies and Borrower is in compliance with all conditions contained in such policies.

     4.18 COMPLIANCE WITH LAWS.   Borrower is not in violation of any law,
          --------------------

ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject Borrower or any of its officers to criminal liability or have a Material Adverse Effect and no such violation has been alleged.




     4.19   BANK ACCOUNTS.  SCHEDULE 4.19 sets forth the account numbers and
            -------------

locations of all bank accounts of Borrower as of the Closing Date.

     4.20 SUBSIDIARIES.  Borrower has no Subsidiaries other than the LLC.
          ------------


     4.21 EMPLOYEE MATTERS. (A) no employee of Borrower is subject to any
          ----------------

collective bargaining agreement, (B) no petition for certification or union election is pending with respect to the employees of Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower and (C) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between Borrower and its employees, other than employee grievances arising in the ordinary course of business, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Borrower is not a party to any employment contract.

     4.22 GOVERNMENTAL REGULATION.  Borrower is not, and after giving effect to
          -----------------------

the application of the proceeds of the Loan will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.




                        SECTION 5  AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this SECTION 5 applicable to such Person.

     5.1  FINANCIAL STATEMENTS AND OTHER REPORTS.  Borrower will maintain a
          --------------------------------------

system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Lender the financial statements and other reports described below.

          (A)  MONTHLY FINANCIALS.  As soon as available and in any event within
               ------------------

thirty (30) days after the end of each month, Borrower will deliver (1) the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income, partners' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.




          (B)  YEAR-END FINANCIALS.  As soon as available and in any event
               -------------------

within ninety (90) days after the end of each Fiscal Year, Borrower will deliver: (1) the audited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year and the related audited consolidated statements of income, shareholders' equity and cash flow for such Fiscal Year;
(2) a schedule of the outstanding Indebtedness of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (3) a report with respect to the financial statements from a firm of independent certified public accountants selected by Borrower, which report shall be unqualified as to going concern and scope of audit of Borrower and its Subsidiaries and shall state that (A) such consolidated financial statements present fairly the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (B) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of Borrower and its Subsidiaries, including (A) consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (B) related consolidating statements of earnings of Borrower and its Subsidiaries showing intercompany eliminations.




          (C)  ACCOUNTANTS' CERTIFICATION AND REPORTS.  Together with each
               --------------------------------------

delivery of audited consolidated financial statements of Borrower and its Subsidiaries pursuant to SUBSECTION 5.1(B), Borrower will deliver (1) a written statement by its independent certified public accountants (A) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (B) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

          (D)  COMPLIANCE CERTIFICATE.  Together with the delivery of each set
               ----------------------

of financial statements referenced in subparts (A) and (B) of this SUBSECTION 5.1, Borrower will deliver to Lender a Compliance Certificate evidencing the Borrower's continued compliance with its obligations and agreements in this Agreement, together with copies of the calculations and work-up employed to determine Borrower's compliance or noncompliance with the financial covenants set forth in SECTION 6.




          (E)  MANAGEMENT REPORT.  Together with each delivery of financial
               -----------------

statements of Borrower and its Subsidiaries pursuant to subdivisions (A) and (B) of this SUBSECTION 5.1, Borrower will deliver a management report: (1) describing the operations and financial condition of Borrower and its Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lender pursuant to SUBSECTION 5.1(L); and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents in all material respects the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

          (F)  GOVERNMENT NOTICES.  Borrower will deliver to Lender promptly
               ------------------

after receipt copies of all material notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrower's payment or non-payment of any taxes including any tax audit.




          (G)  EVENTS OF DEFAULT, ETC. Promptly upon any officer of Borrower
               -----------------------

obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of Borrower's chief executive officer specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect.

          (H)  TRADE NAMES.  Borrower and each of its Subsidiaries will give
               -----------

Lender at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name. Borrower's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

          (I)  LOCATIONS.  Borrower will give Lender at least thirty (30) days
               ---------

advance written notice of any change in Borrower's principal place of business or any change in the location of its books and records or the Collateral or of any new location for its books and records or the Collateral.

          (J)  BANK ACCOUNTS.  Borrower will give Lender prompt notice of any
               -------------

new bank accounts Borrower or any of its Subsidiaries intends to establish prior to its their opening same.





          (K)  LITIGATION.  Promptly upon any officer of Borrower or its
               ----------

Subsidiaries obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries not previously disclosed by Borrower to Lender or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect, Borrower will promptly give notice thereof to Lender and provide such other information as may be reasonably available to them to enable Lender and its counsel to evaluate such matter.

          (L)  PROJECTIONS.  As soon as available and in any event no later than
               -----------

90 days prior to the start of Borrower's Fiscal Year, Borrower will deliver consolidated and consolidating Projections of Borrower and its Subsidiaries for the forthcoming Fiscal Year, month by month.

          (M)  LLC NOTICES AND FINANCIALS.  Borrower shall promptly deliver
               --------------------------

copies of all notices given or received by the LLC to Borrower, any other member of the LLC, or any lender to the LLC with respect to noncompliance with any term or condition of the LLC's organizational documents and loan agreements (including the LLC Indebtedness), and shall promptly notify Lender of any potential or actual event of default with respect to the LLC Indebtedness.




Borrower shall promptly deliver to Lender all financial statements of the LLC required to be delivered to the members of the LLC pursuant to the Company Agreement.

          (N)  OTHER INFORMATION.  With reasonable promptness, Borrower will
               -----------------

deliver such other information and data with respect to Borrower, the LLC or the Collateral as Lender may reasonably request from time to time.

     5.2  ACCESS TO ACCOUNTANTS.  Borrower authorizes Lender to discuss the
          ---------------------

financial condition and financial statements of Borrower and its Subsidiaries with Borrower's independent public accountants upon reasonable notice to Borrower of its intention to do so, and authorizes such accountants to respond to all of Lender's inquiries.

     5.3  INSPECTION.  Borrower shall permit Lender and any authorized
          ----------

representatives designated by Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, upon reasonable notice and at reasonable times, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.




     5.4  COLLATERAL RECORDS.  Borrower shall keep full and accurate books and
          ------------------

records relating to the Collateral and shall mark such books and records to indicate Lender's security interests in the Collateral.

     5.5  CORPORATE EXISTENCE, ETC..  Borrower will, and will cause each of its
          -------------------------

Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence, as the case may be, and all rights and franchises material to its business. Borrower will promptly notify Lender of any change in its or any of its Subsidiaries' ownership or corporate structure. Borrower shall take such action as shall be necessary such that each of the representations and warranties set forth in SECTION 4 of this Agreement continues to be true and correct in all material respects.

     5.6  PAYMENT OF TAXES.  Borrower will, and will cause each of its
          ----------------

Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon provided that no such tax need be paid if Borrower or one of its Subsidiaries is
--------

contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.




     5.7  MAINTENANCE OF PROPERTIES; INSURANCE.  Borrower will maintain or cause
          ------------------------------------

to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof.
 Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts reasonably acceptable to Lender. Within 15 days of the Closing Date, Borrower shall cause Lender to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Lender and shall collaterally assign to Lender as security for the payment of the Obligations any business interruption insurance of Borrower. Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in SUBSECTION 2.4(B)(1).

     5.8  COMPLIANCE WITH LAWS.  Borrower will, and will cause each of its
          --------------------

Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

     5.9  FURTHER ASSURANCES.  Borrower shall, and shall cause each of its
          ------------------

Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Lender such instruments, certificates of title or other documents as Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. At Lender's request, Borrower shall cause any Subsidiaries of Borrower promptly to guaranty the Obligations and to grant to Lender security interests in the real, personal and mixed property of such Subsidiary to secure the Obligations.

     5.10 COLLATERAL LOCATIONS.  Borrower will keep the Collateral at the
          --------------------

locations specified in SECTION 4.6. With respect to any new location (which in any event shall be within the continental United States), Borrower will execute such documents and take such actions as Lender deems necessary to perfect and protect the security interests of the Lender in the Collateral prior to the transfer or removal of any Collateral to such new location.

     5.11 BAILEES. If any Collateral is at any time in the possession or control
          -------

of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall, upon the request of Lender, notify such warehouseman, bailee, agent or processor of the security interests in favor of Lender created hereby and shall instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions.

     5.12 COLLECTION OF ACCOUNTS AND PAYMENTS.   Within 15 days of the Closing,
          -----------------------------------

Borrower shall establish lockboxes and blocked accounts (collectively, "BLOCKED ACCOUNTS") in Borrower's name with such banks (collectively, "COLLECTING BANKS") as are acceptable to Lender (subject to irrevocable instructions acceptable to Lender as hereinafter set forth) to which the all account debtors shall directly remit all payments on Accounts and in which Borrower will immediately deposit all payments constituting proceeds of Collateral (including any distributions received from the LLC) in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Lender, that all payments made to the Blocked Accounts are the sole and exclusive property of Lender, and that the Collecting Banks have no right of setoff against the Blocked Accounts and that all such payments received will be promptly transferred to Lender's Account. Borrower hereby agrees that all payments received by Lender, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lender. Borrower shall irrevocably instruct each Collecting Bank that each Collecting Bank shall promptly transfer all payments or deposits to the Blocked Accounts into Lender's Account. Borrower, and any of its Affiliates, employees, Lenders or other Persons acting for or in concert with Borrower, shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of Borrower or any of Borrower's Affiliates, employees, agents or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such Persons shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Lender at its address set forth in SUBSECTION 9.6 below.

     5.13 REFINANCING.   Borrower shall use its best efforts (including payment
          -----------

of any reasonable commitment fees and expenses) to cause at least $100 million of the Loans to be refinanced (other than through Scheduled Installments and mandatory prepayments) as soon as reasonably practicable. In connection with such refinancing, Borrower shall agree to any reasonable commercial loan terms and conditions, provided, however, that this SUBSECTION 5.13 shall not require Borrower to agree to pay interest in excess of commercially reasonable terms and conditions.

                         SECTION 6  FINANCIAL COVENANTS

     Borrower covenants and agrees that so long as any of the Loans remain in effect and until payment in full of all Obligations (other than continuing indemnity obligations), Borrower shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this SECTION 6 applicable to such Person.





     6.1  TANGIBLE NET WORTH.  Borrower shall maintain Tangible Net Worth of at
          ------------------

least $88 million at the end of each monthly accounting period.

     6.2  CAPITAL EXPENDITURE LIMITS.  Borrower will make no Capital
          --------------------------

Expenditures and will not enter into any Capital Lease. The aggregate amount of all Capital Expenditures of Borrower's Subsidiaries (excluding trade-ins and excluding Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds) will not exceed $35,000,000 in any Fiscal Year of the Company plus the two previous Fiscal Years (provided than, for purposes of this SUBSECTION 6.2, Capital Expenditures for each Fiscal Year prior to January 1, 1997 shall be deemed to be an amount equal to $12,000,000).
 In the event that any Subsidiary of Borrower enters into a Capital Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this subsection only, the amount of the Capital Lease or contract initially capitalized on such Subsidiary's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that such Subsidiary enters into such Capital Lease or contract.





                         SECTION 7.  NEGATIVE COVENANTS

     Borrower covenants and agrees that so long as any of the Loans remain in effect and until payment in full of all Obligations (other than continuing indemnity obligations), unless Borrower has received the prior written consent of Lender:

     7.1  INDEBTEDNESS AND LIABILITIES.  Borrower shall not directly or
          ----------------------------

indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to, any Indebtedness except the Obligations and except for Borrower's guarantee dated as of the date of this Agreement of certain obligations to Henry's Fork Financial, Inc. of Snake River Farms II, an Idaho limited liability company (`the Guarantee''). Borrower shall not incur any Liabilities except for the Guarantee and for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower has established adequate reserves therefor, if appropriate under GAAP.

     7.2  GUARANTIES.  Except for the Guarantee and for endorsements of
          ----------

instruments or items of payment for collection in the ordinary course of business, Borrower shall not guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

     7.3  TRANSFERS, LIENS AND RELATED MATTERS.
          ------------------------------------


          (A)  TRANSFERS.  Except as a result of condemnation or casualty loss,
               ---------

Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of Borrower, except that Borrower may (I) sell inventory in the ordinary course of business; and (II) make Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $1,000,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $5,000,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash or Cash Equivalents; (4) the net proceeds of such Asset Disposition are applied as required by SUBSECTION 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in SECTION 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall result from such sale or other disposition.

          (B)  LIENS.  Except for Permitted Encumbrances, Borrower shall not
               -----

directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

          (C)  NO NEGATIVE PLEDGES.  Borrower shall not enter into or assume any
               -------------------

agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

          (D)  NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER.
               -------------------------------------------------------

Borrower shall not directly or indirectly create or otherwise cause or suffer to exist or become effective or enter into any agreement permitting or providing for, whether at the time of entering into such agreement or upon the occurrence of an event subsequent to such time, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock or equity interest owned by Borrower or any Subsidiary of Borrower; (2) subject to subordination provisions, pay any indebtedness owed to Borrower or to any other Subsidiary;
(3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary, other than pursuant to the LLC Indebtedness.

     7.4  INVESTMENTS AND LOANS.  Borrower shall not make or permit to exist
          ---------------------

investments in or loans to any other Person, except: (1) Cash Equivalents; (2) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $10,000 at any time; (3) Investments received by or issued to Borrower or any Subsidiary of Borrower on account or in settlement of any claim of Borrower or such Subsidiary against any other Person in any bankruptcy or similar insolvency proceeding involving such Person, and (4) loans to Valhi, Inc. in the aggregate principal amount of $250,000,000.

     7.5  RESTRICTED JUNIOR PAYMENTS.  Borrower shall not directly or indirectly
          --------------------------

declare, order, pay, make or set apart any sum for any Restricted Junior Payment, or permit any Subsidiary (including the LLC) to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

     (A) The LLC may make Restricted Junior Payments with respect to its membership interests to the extent set forth in the Company Agreement and with respect to the purchase of sugarbeets from Borrower, so long as such expenses do not exceed the amounts set forth in the contract set forth as Exhibit D-7 to the Formation Agreement); and




     (B) so long as before and after giving effect to each such distribution, no Event of Default shall have occurred and be continuing, the Borrower may make payments to its members in connection with the purchase of sugarbeets from Borrower's members, so long as such payments do not exceed the amounts to be received from the LLC pursuant to the Memorandum of Agreement set forth as Exhibit D-7 to the Formation Agreement), provided, that not less than three
                                         --------

Business Days prior to the date of any such payments, Borrower shall have delivered to Lender a certificate of the Borrower's chief executive officer setting forth in such form and with such specificity as shall be reasonably satisfactory to Lender the calculation of the amount of each such payments; and

     (C) so long as before and after giving effect to each such distribution, no Event of Default shall have occurred and be continuing, following the completion of Borrower's audit for its Fiscal Year, Borrower may make tax distributions to its members in an amount not to exceed 30% of the taxable income realized by such members during such completed Fiscal Year, provided,
                                                                   --------

that not less than three Business Days prior to the date of any such distribution, Borrower shall have delivered to Lender a certificate of the Borrower's chief executive officer setting forth in such form and with such specificity as shall be reasonably satisfactory to Lender the calculation of the amount of each such distribution.

     7.6  RESTRICTION ON FUNDAMENTAL CHANGES.  Borrower shall not: (A) enter
          ----------------------------------

into any transaction of merger or consolidation; (B) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (C) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries or the membership interest in the LLC, whether now owned or hereafter acquired; or (D) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

     7.7  CHANGES TO CERTAIN DOCUMENTS.   Borrower shall not amend, restate,
          ----------------------------

supplement or otherwise modify (A) any term or provision of its articles of incorporation or by-laws, or (B) any of the Formation Documents, except for any of the foregoing which would not singly or in the aggregate have, in Lender's good faith opinion (based upon reasonable commercial standards of fair dealing), a material and adverse affect on (I) Borrower's ability to perform and satisfy its obligations and liabilities under this Agreement or any of the other Loan Documents or (II) any right or remedies of Lender under this Agreement or any of the other Loan Documents and in any event (1) which would not result in any increase in the amount of any payment or distribution by Borrower to any Affiliate or member of Borrower restricted pursuant to the terms hereof, including, without limitation, any Restricted Junior Payment and (2) are not otherwise expressly prohibited by the terms of any of the Loan Documents. Borrower shall not permit the LLC to amend, restate, supplement or otherwise modify any provision of the documents related to the LLC Indebtedness; provided, however that the foregoing shall not prevent any amendment, restatement, supplement, modification or waiver which (A) does no more than extend the maturity date of the LLC Indebtedness, or (B) would not singly or in the aggregate have, in Lender's good faith opinion (based upon reasonable commercial standards of fair dealing), a material and adverse affect on Borrower's ability to perform and satisfy its obligations and liabilities under this Agreement or any of the other Loan Documents.

     7.8  TRANSACTIONS WITH AFFILIATES AND MEMBERS.  Borrower shall not directly
          ----------------------------------------

or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director, employee or member of Borrower, except for (A) the purchase of sugarbeets from Borrower's members, other than pursuant to the terms of the contract attached hereto as Exhibit C, and (B) transactions (other than the purchase of sugarbeets) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

     7.9  ENVIRONMENTAL LIABILITIES.  Borrower shall not: (A) violate any
          -------------------------

applicable Environmental Law; (B) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by Borrower; or (C) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by Borrower.




     7.10 CONDUCT OF BUSINESS.  From and after the Closing Date, Borrower shall
          -------------------

not engage in any business other than businesses of the type engaged in by Borrower on the Closing Date, or cease to conduct its operations or its business for any reason. Borrower shall, and shall cause the LLC to, comply with all provisions of the Formation Documents, and Borrower shall not permit the LLC to take any action requiring consent of any member of the LLC pursuant to the Company Agreement.

     7.11 COMPLIANCE WITH ERISA.  Borrower shall not establish any new Employee
          ---------------------

Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material.
 Borrower shall not fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

     7.12 TAX CONSOLIDATIONS.  Borrower shall not file or consent to the filing
          ------------------

of any consolidated income tax return with any Person.

     7.13 SUBSIDIARIES.  Borrower shall not establish, create or acquire any new
          ------------

Subsidiaries.

     7.14 FISCAL YEAR.  Borrower shall not change its Fiscal Year.
          -----------





     7.15 PRESS RELEASE; PUBLIC OFFERING MATERIALS.  Borrower shall not disclose
          ----------------------------------------

the name of Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of Borrower or any Subsidiary of Borrower.

     7.16 BANK ACCOUNTS.  Borrower shall not establish any new bank accounts, or
          -------------

amend or terminate any Blocked Account or lockbox agreement without Lender's prior written consent.


                    SECTION 8  DEFAULT, RIGHTS AND REMEDIES

     8.1  EVENT OF DEFAULT.  "EVENT OF DEFAULT" shall mean the occurrence or
          ----------------

existence of any one or more of the following:

          (A)  PAYMENT.  Failure to make payment of any principal payment within
               -------

3 Business Days following the due date or any failure to make payment of any other Obligations within 5 days following the due date; or

          (B)  DEFAULT IN OTHER AGREEMENTS.  (1) Failure of Borrower or any of
               ---------------------------

its Subsidiaries to pay when due any principal on any Indebtedness within 3 Business Days following the due date, or failure of Borrower or any of its




Subsidiaries to pay when due any interest on any Indebtedness within 5 days following the due date, (2) breach or default of Borrower under the Guarantee, or (3) breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness; if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $50,000 or having an aggregate principal amount in excess of $100,000 to become or be declared due prior to its stated maturity; or

          (C)  BREACH OF CERTAIN PROVISIONS.  Failure of Borrower to perform or
               ----------------------------

comply with any term or condition contained in SUBSECTIONS 5.1 (A), (B) and (C),
5.3 or 5.5 or contained in SECTION 6 or SECTION 7; or

          (D)  BREACH OF WARRANTY.  Any representation, warranty, certification
               ------------------

or other statement made by Borrower in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

          (E)  OTHER DEFAULTS UNDER LOAN DOCUMENTS.  Borrower defaults in the
               -----------------------------------

performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by Borrower of notice from Lender of such default (other than occurrences described in other provisions of this SUBSECTION 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

          (F)  CHANGE IN CONTROL.  A Change in Control shall occur; or
               -----------------


          (G)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.  (1) A
               -----------------------------------------------------

court enters a decree or order for relief with respect to the Borrower or the LLC or any of Borrower's Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for ninety (90) days unless dismissed, bonded or discharged: (A) an involuntary case is commenced against the Borrower, the LLC or any of the Borrower's Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (B) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower, the LLC or any of the LLC's Subsidiaries, or over all or a substantial part of their respective property, is entered; or (C) an interim receiver, trustee or other custodian is appointed without the consent of the Borrower, the LLC or any of the Borrower's Subsidiaries, for all or a substantial part of the property of the Borrower, the LLC or any such Subsidiary; or




          (H)  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.  (1) An order
               ---------------------------------------------------

for relief is entered with respect to the Borrower, the LLC or any of the Borrower's Subsidiaries or the Borrower, the LLC or any of the Borrower's Subsidiaries commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) the Borrower, the LLC or any of the Borrower's Subsidiaries makes any assignment for the benefit of creditors; or (3) the board of directors of the Borrower or any of its Subsidiaries (including the managers of the LLC) adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this SUBSECTION 8.1(H); or

          (I)  LIENS.  Any lien, levy or assessment is filed or recorded with
               -----

respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower or any of its Subsidiaries (including the LLC) by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or




          (J)  JUDGMENT AND ATTACHMENTS.  Any money judgment, writ or warrant of
               ------------------------

attachment, or similar process involving (1) an amount in any individual case in excess of $25,000 or (2) an amount in the aggregate at any time in excess of $50,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Subsidiaries (including the LLC) or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          (K)  DISSOLUTION.  Any order, judgment or decree is entered against
               -----------

Borrower or any of its Subsidiaries (including the LLC) decreeing the dissolution or split up of Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

          (L)  SOLVENCY.  Borrower ceases to be solvent (as represented by
               --------

Borrower in SUBSECTION 4.15) or admits in writing its present or prospective inability to pay its debts as they become due; or

          (M)  INJUNCTION.  Borrower or any of its Subsidiaries (including the
               ----------

LLC) is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or




          (N)  INVALIDITY OF LOAN DOCUMENTS.  Any of the Loan Documents for any
               ----------------------------

reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or Borrower denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

          (O)  FAILURE OF SECURITY.  Lender does not have or ceases to have a
               -------------------

valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Lender to take any action within its control; or

          (P)  DAMAGE, STRIKE, CASUALTY.  Any material damage to, or loss, theft
               ------------------------

or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days (or, in the case of any strike, for more than thirty (30) consecutive days), the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries (including the LLC) if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

          (Q)  LICENSES AND PERMITS.  The loss, suspension or revocation of, or
               --------------------

failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, (including the LLC) if such loss,




suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

          (R)  TAX STATUS. The Borrower ceases to be an agricultural cooperative
               ----------

taxed as an association or partnership for federal and applicable state income taxes.

     8.2  ACCELERATION.  Upon the occurrence of any Event of Default described
          ------------

in the foregoing SUBSECTIONS 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Borrower, declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable.

     8.3  REMEDIES.  If any Event of Default shall have occurred and be
          --------

continuing, in addition to and not in limitation of any rights or remedies available to Lender at law or in equity, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (A) notify any or all obligors on Accounts to make all payments directly to Lender; (B) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (C) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in SUBSECTION 8.6; (D) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral; and (E) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly. Borrower agrees that, in view of the nature of the Collateral, the foregoing is commercially reasonable.

     8.4  APPOINTMENT OF ATTORNEY-IN-FACT.  Borrower hereby constitutes and
          -------------------------------

appoints Lender as Borrower's attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower, Lender or otherwise, from time to time in Lender's discretion to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, (A) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (B) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (C) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (A) above; (D) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; and (E) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Lender as Borrower's attorney and Lender's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.




     8.5  LIMITATION ON DUTY OF LENDER WITH RESPECT TO COLLATERAL. Beyond the
          -------------------------------------------------------

safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

     8.6  APPLICATION OF PROCEEDS.  Upon the occurrence and during the
          -----------------------

continuance of an Event of Default, (A) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Lender may deem advisable notwithstanding any previous entry by Lender upon any books and records and (B) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: FIRST, to all fees, costs and expenses incurred by Lender with respect to this Agreement, the other Loan Documents or the Collateral; SECOND, to all fees due and owing to Lender; THIRD, to accrued and unpaid interest on the Obligations; FOURTH, to the principal amounts of the Obligations outstanding; and FIFTH, to any other indebtedness or obligations of Borrower owing to Lender.


     8.7  LICENSE OF INTELLECTUAL PROPERTY.  Borrower hereby assigns, transfers
          --------------------------------

and conveys to Lender, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrower together with any goodwill associated therewith, all to the extent necessary to enable Lender to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Lender.

     8.8  WAIVERS, NON-EXCLUSIVE REMEDIES.  No failure on the part of Lender to
          -------------------------------

exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this




Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.


                            SECTION 9  MISCELLANEOUS

     9.1  ASSIGNMENTS AND PARTICIPATIONS.  Lender may assign its rights and
          ------------------------------

delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Loans, the Notes or any other interest herein to an affiliate or to another Person. In the case of an assignment authorized under this SUBSECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". Lender may furnish any information concerning Borrower and its Subsidiaries in its possession from time to time to assignees and participants (including prospective assignees and participants).

     9.2  SET OFF.  In addition to any rights now or hereafter granted under
          -------

applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender, each assignee of Lender's interest, and each participant is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries) and any other property at any time held or owing by that Lender or assignee to or for the credit or for the account of Borrower against and on account of any of the Obligations then outstanding; provided, that no participant shall exercise such right without the prior written consent of Lender.

     Borrower hereby agrees, to the fullest extent permitted by law, that any Lender, assignee or participant may exercise its right of setoff with respect to amounts in excess of its pro rata share of the Obligations (or, in the case of a participant, in excess of its pro rata participation interest in the Obligations) and that such Lender, assignee or participant, as the case may be, shall be deemed to have purchased for cash in the amount of such excess, participations in each other Lender's or holder's share of the Obligations.

     9.3  EXPENSES AND ATTORNEYS' FEES.  Whether or not the transactions
          ----------------------------

contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (A) reasonable fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (B) reasonable fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Lender; (C) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; and (D) reasonable fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

     9.4  INDEMNITY.  In addition to the payment of expenses pursuant to
          ---------

SUBSECTION 9.3, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender, and the officers, directors, employees, agents, consultants, auditors, persons engaged by Lender to evaluate or monitor the Collateral, affiliates and attorneys of Lender and such holders (collectively called the "INDEMNITIES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the letters of intent and commitment letters, if any, delivered by Lender, Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "INDEMNIFIED LIABILITIES"); provided that Borrower shall
                                                --------

have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

     9.5  AMENDMENTS AND WAIVERS.  This Agreement together with the other Loan
          ----------------------

Documents constitutes the entire agreement between Lender and Borrower, and no amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.




     9.6  NOTICES.   Unless otherwise specifically provided herein, all notices
          -------

shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (A) if delivered in person, when delivered; (B) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Dallas time) or, if not, on the next succeeding Business Day; (C) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (D) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed:

     If to Borrower:     SNAKE RIVER SUGAR COMPANY
                         525 Good Avenue
                         Nyssa, Oregon 97913
                         Attn: Chairman
                         Telecopy No.:
                                       --------------

     With a copy to:     Jones, Waldo, Holbrook & McDonough
                         1500 First Interstate Plaza
                         170 South Main Street
                         Salt Lake City, Utah 84101
                         Attn:  Randon Wilson
                         Telecopy No.: (801) 328-0537




     If to Lender:       VALHI, INC.
                         Three Lincoln Centre
                         Suite 1700
                         5430 LBJ Freeway
                         Dallas, Texas 75240
                         Attn: General Counsel
                         Telecopy No.: (972) 450-4278

     With a copy to:     BARTLIT BECK HERMAN PALENCHAR & SCOTT
                         511 16th Street, Suite 700
                         Denver, Colorado 80202
                         Attn: James L. Palenchar
                         Telecopy No.: (303) 592-3140

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this SUBSECTION 9.6.

     9.7  SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS.  All agreements,
          ---------------------------------------------

representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in SUBSECTIONS 9.3 AND 9.4 shall survive the payment of the Loans and the termination of this Agreement.




     9.8  INDULGENCE NOT WAIVER.  No failure or delay on the part of Lender in
          ---------------------

the exercise of any power, right or privilege, or any course of dealing between the Borrower and Lender, shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     9.9  MARSHALING; PAYMENTS SET ASIDE.  Lender shall not be under any
          ------------------------------

obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender or Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     9.10 ENTIRE AGREEMENT.  This Agreement, each Note, and the other Loan
          ----------------

Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

     9.11 INDEPENDENCE OF COVENANTS.  All covenants hereunder shall be given
          -------------------------

independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     9.12 SEVERABILITY.  The invalidity, illegality or unenforceability in any
          ------------

jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

     9.13 HEADINGS.  Section and subsection headings in this Agreement are
          --------

included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.




     9.14 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
          --------------

CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF UTAH, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     9.15 SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and
          ----------------------

inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the prior written consent of Lender.

     9.16 NO FIDUCIARY RELATIONSHIP; LIMITATION OF LIABILITIES.
          ----------------------------------------------------


          (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower.

          (B) Neither Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

     9.17 CONSENT TO JURISDICTION.  BORROWER HEREBY CONSENTS TO THE JURISDICTION
          -----------------------

OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS, STATE OF TEXAS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TERM NOTE OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE TERM NOTE, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

     9.18 WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY WAIVE THEIR
          --------------------

RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS




LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     9.19 CONSTRUCTION. Borrower and Lender each acknowledge that it has had the
          ------------

benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

     9.20 COUNTERPARTS; EFFECTIVENESS.  This Agreement and any amendments,
          ---------------------------

waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     9.21 NO DUTY.  All attorneys, accountants, appraisers, and other
          -------

professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any other Person.




     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                              SNAKE RIVER SUGAR COMPANY


                              By:
                                 ---------------------
                              Title:
                                    ------------------
                              FEIN:
                                   -------------------


                              VALHI, INC.



                              By:
                                 ----------------------